Exhibit 99.1

HINES HORTICULTURE, INC. RECEIVES NASDAQ STAFF DETERMINATION LETTER

Irvine, California - July 19, 2007 - On July 13, 2007, Hines Horticulture, Inc. (“Hines” or the “Company”) received a Nasdaq Staff Determination Letter indicating that Hines’ failure to maintain the minimum $10,000,000 stockholders’ equity requirement set forth in Marketplace Rule 4450(a)(3) for continued listing on The Nasdaq Global Market serves as an additional basis for the delisting of Hines’ securities from The Nasdaq Global Market. Hines plans to provide a response to the Nasdaq Listing Qualifications Panel (the “Panel”) with respect to this additional deficiency no later than July 20, 2007, consistent with instructions contained in the Staff Determination Letter. Despite Hines’ planned submission to Nasdaq, the Panel may determine not to continue listing Hines’ securities on The Nasdaq Global Market.

As disclosed in a Current Report on Form 8-K filed earlier today, James R. Tennant, a director and member of Hines’ audit committee, was appointed Chief Executive Officer and President of the Company on July 17, 2007 and thus is no longer considered independent under Nasdaq Marketplace Rule 4200. As a result, On July 19, 2007, the Company notified the Nasdaq Stock Market that it was not in compliance with Nasdaq Marketplace Rule 4350(d)(2)(A), which requires that every Nasdaq-listed company have an audit committee of at least three members who are each independent under applicable Nasdaq rules.

Hines previously disclosed that it received Staff Determination Letters from Nasdaq due to a delay in filing its Annual Report on Form 10-K for the year ended December 31, 2006 (the “Form 10-K”) and its Quarterly Report on Form 10-Q for the period ended March 31, 2007 (the “Form 10-Q”). On July 10, 2007, Hines concurrently filed the Form 10-K and amended Quarterly Reports on Form 10-Q/A for each of the first three quarters of 2006. With these filings, Hines restated previously issued consolidated financial statements for the fiscal years ended December 31, 2004 and 2005, the interim periods contained therein, and the first, second and third fiscal quarters of 2006 for the correction of certain previously disclosed errors. Hines is endeavoring to file the Form 10-Q for the period ended March 31, 2007 as soon as practicable.

About Hines Horticulture, Inc.

Hines Horticulture is a leading operator of commercial nurseries in North America, producing one of the broadest assortments of container grown plants in the industry. Hines Horticulture sells nursery products primarily to the retail segment, which includes premium independent garden centers, as well as leading home centers and mass merchandisers, such as Home Depot, Lowe’s and Wal-Mart.

Safe Harbor Statement

Certain statements and information contained in this press release constitute forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The company intends that all such statements shall be subject to the “safe harbor” provisions regarding forward-looking statements contained in Section 27A of Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements may include, but are not limited to, statements regarding Hines’ intention to provide an additional submission to Nasdaq, the results thereof and any other statements which are not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Hines Horticulture, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. There can be no assurance concerning the timing of filing the Form 10-Q, the effect of Hines’ additional submission to the Panel or the ultimate conclusion of the Panel regarding the continued listing of Hines’ shares on The Nasdaq Stock Market. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the company’s objectives or plans will be achieved. Investors are cautioned not to place undue reliance on any forward-looking statements. The company’s business is subject to numerous risks and additional detailed information concerning a number of important factors that could impact the company’s business and results is publicly available in Hines Horticulture Inc.’s filings with the Securities and Exchange Commission.